Exhibit 3.7

LIMITED LIABILITY PARTNERSHIP

Company No. 3674573

ARTICLES OF ASSOCIATION OF

INMARSAT VENTURES LIMITED

Incorporated 20 November 1998
As adopted by special resolution
passed on 15 April 1999 and updated on 9 November 1999, on 30 October 2000, on 15 March 2001, on 25 April 2002, on 1 December 2003 and on 17 December 2003

CONTENTS

Clause

1.	Preliminary

2.	Share capital

3.	Allotments and pre emptive rights

4.	Special share

5.	Variation of rights

6.	Share certificates

7.	Lien

8.	Calls on shares

9.	Forfeiture and surrender

10.	Transfer of shares

11.	Transmission of shares

12.	Alteration of share capital

13.	Purchase of own shares

14.	General meetings

15.	Notice of general meetings

16.	Proceedings at general meetings

17.	Votes of members

18.	Proxies and corporate representatives

19.	Board size and composition

20.	Appointment and retirement of directors

21.	Alternate directors

22.	Powers of the board

23.	Borrowing powers

24.	Delegation of powers of the board and establishment of committees

25.	Disqualification and removal of directors

26.	Remuneration of non-executive directors

27.	Directors’ expenses

28.	Executive directors

29.	Directors’ interests

30.	Gratuities, pensions and insurance

31.	Proceedings of directors

32.	Secretary

33.	Minutes

34.	The seal

35.	Registers

36.	Certification

37.	Dividends

38.	Capitalisation of profits and reserves

39.	Record dates

40.	Accounts

41.	Notices

42.	Destruction of documents

43.	Winding up

44.	Untraced shareholders

45.	Indemnity

46.	Scheme of arrangement

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

INMARSAT VENTURES LIMITED

(Adopted by special resolution passed on 15 April 1999 and updated on 9 November 1999, on 30 October 2000 on 15 March 2001, on 25 April 2002 on 1 December 2003 and on 17 December 2003)

1.                                PRELIMINARY

1.1                          The regulations in Table A in the Companies (Tables A-F) Regulations in force at the date of the incorporation of the Company shall not apply to the Company.

1.2                          In these Articles, except where the subject or context otherwise requires, the words defined in the first column of the following table shall bear the meanings set opposite them respectively.

“the Act”	means The Companies Act 1985;

“address”	in relation to electronic communications, includes any number or address used for the purposes of such communications;

“these Articles”	means these articles of association as altered from time to time by special resolution;

“the Auditors”	means the auditors for the time being of the Company;

“the Board”	means the Directors or any of them acting as the Board of Directors of the Company;

“business day”	means a day (excluding public holidays) on which clearing banks are open for business in England;

“certificated share”	means a share in the capital of the Company that is not an uncertificated share and references in these Articles to a share being held in certified form shall be construed accordingly;

“clear days”	means the period excluding the day when a notice is sent or deemed to be sent and the day for which it is sent or on which it is to take effect;

“the Companies Acts”

has the meaning ascribed thereto by section 744 of the Act and any enactment passed after those Acts which may, by virtue of that or any other such enactment, be cited together with those Acts as the “Companies Acts” (with or without the addition of an indication of the date of any such enactment);

“Convention”	means the Convention (as amended) on the Organization which entered into force on July 16, 1979;

“Corporate Group”

means any body corporate (as defined in section 740 of the Act), any holding company (as defined in section 736 of the Act) from time to time of such body corporate and any subsidiary (as defined in section 736 of the Act) from time to time of such body corporate or of any such holding company;

“Developing Country”	means a country included in the list of The member States of the Group of 77 published from time to time by the United Nations;

“Director”	means a director of the Company;

“Dividend”	means dividend or bonus;

“extraordinary resolution”	means a resolution which has been passed by such a majority as is required for the passing of a special resolution;

“GMDSS”	means The Global Maritime Distress and Safety System as established by the International Maritime Organization;

“holder”	means in relation to any shares the member whose name is entered in the register as the holder of such shares;

“Independent Non-Executive Director”

means a Director not holding executive office who is independent of management and free from any business or other relationship which could reasonably be expected to interfere materially with the exercise of the Director’s independent judgement.  Any Director who is an officer or employee of, or is otherwise retained by, an entity which is a party to an agreement with the Company relating to the provision of land earth station facilities and related services or to other transactions involving the provision of space segment capacity provided by any of the Satellites shall be deemed not to be an Independent Non-Executive Director for the purposes of these Articles;

“member”	means a member of the Company;

“the Memorandum”	means the memorandum of association of the Company as amended from time to time;

“the office”	means the registered office of the Company;

“ordinary resolution”	means a resolution which has been passed at a general meeting of the Company by at least a majority of such members as (being entitled to do so) vote in person or by proxy;

“Operator”	means a person approved by the UK Treasury under the Regulations as an operator of a relevant system;

“the Organization”	means the International Mobile Satellite Organization (formerly known as the International Maritime Satellite Organization) established by the Convention;

“paid”	means paid or credited as paid;

“Public Services Agreement”	means an agreement between the Organization, the Company and Inmarsat Ltd in relation to, inter alia, the Public Service Obligations;

“Public Service Obligations”	has the meaning given in Article 22.3;

“recognised person”	means a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange, each of which terms has the meaning given to it by section 185(4) of the Act;

“the register”	means the register of members of the Company;

“the Regulations”	means the Uncertificated Securities Regulations 1995;

“Satellites”	means the satellites owned or leased by the Company;

“seal”	means the common seal of the Company and includes any official seal kept by the Company by virtue of section 39 or 40 of the Act;

“the secretary”	means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

“special resolution”	means a resolution which has been passed at a general meeting of the Company by a majority of not less than three fourths of such members as (being entitled to do so) vote in person or by proxy;

“Special Share”	means the special rights non voting redeemable preference share of £1 held by the Special Shareholder;

“Special Shareholder”	means the Organization (being the holder of the Special Share);

“Trustee”	means the trustee of the property the subject of Trust Deed 1;

“Trust Deed 1”	means a deed executed by each of the Company, the Trustee and such signatories to the Convention as were unable to subscribe for ordinary shares in the Company in the circumstances set out therein;

“uncertificated share”

means a share in the capital of the Company which is recorded on the register as being held in uncertificated form and title to which may, by virtue of the regulations, be transferred by means of a relevant system and references in these Articles to a share being held in certified form shall be construed accordingly; and

“the United Kingdom”	means the United Kingdom of Great Britain and Northern Ireland;

(a)                                       References to a document being “executed” include references to its being executed under hand or under seal.

(b)                                      References to an “instrument” mean, unless the contrary is stated, a written document having tangible form and not comprised in an electronic communication (as defined in the Act)

(c)                                       Where, in relation to a share, these Articles refer to a “relevant system”, the reference is to the relevant system in which that share is a participating security at the relevant time.

(d)                                      References to a notice or other document being “sent” to a person by the Company include references to such notice or other document, or a copy of such notice or other document, being sent, given, delivered, issued or made available to, or served on, that person by any method authorised by these Articles, and “sending” shall be construed accordingly.

(e)                                       References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether comprised in an electronic communication (as defined in the Act) or otherwise, and “written” shall be construed accordingly.

(f)                                         Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

(g)                                      Save as aforesaid any words or expressions defined in the Act (but excluding any statutory modification thereof not in force at the date of adoption of these Articles) shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

(h)                                      Words or expressions contained in these Articles which are not defined in Article 1.2 but are defined in the Regulations, including the words “participating security”, have the same meaning as in the Regulations (but excluding any modification of the Regulations not in force at the date of adoption of these Articles) unless inconsistent with the subject or context.

(i)                                          Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) or of any ruling or document promulgated by any regulatory authority or international organization, include any modification or re enactment of that provision for the time being in force.

(j)                                          Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

1.3                           In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto; (b) the word “Board” in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more Directors, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated in accordance with these Articles; and (c) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

2.                                 SHARE CAPITAL

2.1                           The authorised share capital of the Company is £20,000,002, divided into 200,000,010 ordinary shares of £0.10 each and one special rights non voting redeemable preference share of £1.

2.2                           Subject to the provisions of the Companies Acts and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the Board shall determine.

2.3                           The Board may issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorised by the Board.  Any share while represented by such a warrant shall be transferable by delivery of the warrant relating to it.  In any case in which a warrant is so issued, the Board may provide for the payment of dividends or other moneys on the shares represented by the warrant by coupons or otherwise.  The Board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by electronic or mechanical means or printed on it or that the warrant need not be signed by any person.

2.4                           The Board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular, the conditions on which:

(a)                                       a new warrant or coupon shall be issued in place of one worn out, defaced, lost or destroyed (but no new warrant shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed); or

(b)                                      the bearer shall be entitled to attend and vote at general meetings; or

(c)                                       a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in the warrant.

The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant.  Subject to those conditions and to the provisions of the Companies Acts, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he would have if his name had been included in the register as the holder of the shares comprised in the warrant.

2.5                           The Company shall not be bound by or be compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer’s absolute right to the warrant.

2.6                           Subject to the provisions of the Regulations, the Board may permit the holding of shares in any class of shares in uncertificated form and the transfer of title to shares in that class by means of a relevant system and may determine that any class of shares shall cease to be a participating security.

2.7                           Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class:

(a)                                       is held in uncertificated form; or

(b)                                      is permitted in accordance with the Regulations to become a participating security.

2.8                           Where any class of shares is a participating security and the Company is entitled under any provision of the Companies Acts, the Regulations or the Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Acts, the Regulations, the Articles and the facilities and requirements of the relevant system:

(a)                                       to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company;

(b)                                      to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

(c)                                       to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

(d)                                      to take any action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

2.9                           Subject to the provisions of the Companies Acts, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by these Articles.

2.10                     The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts.  Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

2.11                     Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except an absolute right to the entirety thereof in the holder.

3.          ALLOTMENTS AND PRE EMPTIVE RIGHTS

3.1                           Subject to the provisions of the Companies Acts relating to authority, pre emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant thereto, and, in the case of redeemable shares, the provisions of Article 2.9, all unissued shares for the time being in the capital of the Company shall be at the disposal of the Board, and the Board may (subject as aforesaid) allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as it thinks fit.

3.2                           Subject to the provisions hereinafter expressed, the Board is hereby authorised for the purposes of section 80 of the Act to exercise the general and unconditional power and authority of the Company to allot with or without conferring rights of renunciation shares, grant options over, offer or otherwise deal with or dispose of any unissued shares of the Company (whether forming part of the original or any increased share capital) to such persons, on such terms and in such manner as they think fit but no share may be issued at a discount.

(a)                                       save as provided in sub paragraph (b) below, the authority hereby given to the Directors to exercise the power of the Company to allot shares shall expire five years after the date of adoption of these articles; and

(b)                                      the members in general meeting may by ordinary resolution:

(i)        renew the said authority (whether or not it has been previously renewed) for a period not exceeding five years; or

(ii)       revoke or vary any such authority (or renewed authority);  or

(iii)      notwithstanding the aforementioned provisions of sub paragraphs (i) and (ii), the Company may make an offer or agreement which would or might require shares to be allotted after such authority has expired and in pursuance of such an offer or agreement the Directors may allot shares notwithstanding that such authority or renewed authority has expired.

Any reference hereto to the allotment of shares shall include a reference to the grant of, any right to subscribe for, or to convert any security into shares, but shall not include any reference to the allotment of shares pursuant to such a right.

3.3                           The Board is empowered, in respect of the period prescribed in Article 3.2, to allot equity securities for cash pursuant to the authority conferred by Article 3.2 as if section 89(1) of the Act did not apply to any such allotment, provided that its power shall be limited to:

(a)                                       the allotment of equity securities in connection with an issue in favour of ordinary shareholders where the equity securities respectively attributable to the interests of all ordinary shareholders are proportionate (as nearly as practicable) to the respective numbers of ordinary shares held by them, but subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any overseas territory or the requirements of any regulatory body or stock exchange or any other matter whatsoever; and

(b)                                      the allotment (otherwise than pursuant to Article 3.3(a)) up to aggregate nominal amount equal to the section 89 amount.

The power conferred on the board by this Article 3.3 shall also apply to a sale of treasury shares, which is an allotment of equity securities by virtue of section 93 (3A) of the Act, but with the omission of the words “pursuant to the general authority conferred by Article 3.2”.

3.4                           Before the expiry of the period prescribed in Article 3.2(a) the Company may make an offer or agreement which would or might require equity securities or other relevant securities to be allotted after such expiry.  The Board may allot equity securities or other relevant securities in pursuance of that offer or agreement as if the prescribed period during which that offer or agreement was made had not expired.

3.5                           The Board has general and unconditional authority to exercise all the powers of the Company to allot relevant securities up to an aggregate nominal amount equal to the section 80 amount, for each prescribed period.

3.6                           Before the expiry of a prescribed period the Company may make an offer or agreement which would or might require equity securities or other relevant securities to be allotted after such expiry.  The Board may allot equity securities or other relevant securities in pursuance of that offer or agreement as if the prescribed period during which that offer or agreement was made had not expired.

3.7                           In Articles 3.5 to 3.6:

“prescribed period”	means any period for which the authority conferred by Article 3.5 is given by ordinary or special resolution stating the section 80 amount;

“pre-emptive issue”

means an offer of equity securities to ordinary shareholders or an invitation to ordinary shareholders to apply to subscribe for equity securities and, if in accordance with their rights the Board so determines, holders of other equity securities of any class (whether by way of rights issue, open offer or otherwise) where the equity securities respectively attributable to the interests of ordinary shareholders or holders of other equity securities, if applicable are proportionate (as nearly as practicable) to the respective numbers of ordinary shares or other equity securities, as the case may be held by them, but subject to such exclusions or other arrangements as the Board may deem necessary or expedient in relation to fractional entitlements or any legal, regulatory or practical problems under the laws or regulations of any overseas territory or the requirements of any regulatory body or stock exchange;

“section 80 amount “	means, for any prescribed period, the amount stated in the relevant ordinary or special resolution; and

“section 89 amount “	means, for any prescribed period, the amount stated in the relevant special resolution.

4.                                SPECIAL SHARE

4.1                           The Special Share issued to the Organization on 15 April 1999 and held by the Organization shall not be transferable.

4.2                           Notwithstanding any provision in these Articles to the contrary, each of the following matters shall be deemed to be a variation of the rights attaching to the Special Share and shall accordingly be effective only with the consent in writing of the Special Shareholder and without such consent shall not be done or caused to be done:

(a)                                       the amendment, or removal, or the alteration of the effect of (which for the avoidance of doubt shall be taken to include the purported ratification of any breach of) all or any of the following:

(i)        Clause 3(2) of the Memorandum insofar as this relates to the provision and support by the Company of maritime and distress and safety services;

(ii)       Articles 4.1-4.5 (inclusive);

(iii)      Article 14.5;

(iv)      Article 22.1(a); and

(v)       Article 22.3;

(b)                                      the voluntary winding up of the Company, a special resolution to the effect that the Company should be wound up by the court, the presentation by the Company or by the Directors (whether solely or jointly with each other or with any other person) of a petition for the winding up of the Company by the court or any proposal for any of the foregoing, unless the winding-up of the Company is occasioned by virtue of the Company being unable to pay its debts (in terms of Section 123 of the Insolvency Act 1986);

(c)                                       a decision by the Board to effect an amendment, or removal, or the alteration of the effect of (which for the avoidance of doubt shall be taken to include the purported ratification of any breach of) all or any of Articles 19(A)(b) or 19(B) of the Articles of Association of Inmarsat Ltd (adopted on 8 April 1999 and as amended from time to time) or Clause 3(1) of the Memorandum of Association of Inmarsat Ltd (insofar as this relates to the provision and support of maritime and distress and safety services).

4.3                           The Special Shareholder shall be entitled to receive notice of, and to attend and speak at, any general meeting or any separate meeting of the holders of any class of shares, but the Special Share shall carry no right to vote nor any other rights at any such meeting.

4.4                           The Special Shareholder may, after consulting the Company and subject to the provisions of the Companies Acts, require the Company to redeem the Special Share at par at any time by giving written notice to the Company at the office and delivering the relevant share certificate to the office.  The Company shall, in any event, redeem the Special Share at par upon the termination of the Public Services Agreement, in accordance with its terms.

4.5                           In a distribution of capital in the winding up of the Company, the Special Shareholder shall be entitled to repayment of the capital paid up or treated for the purposes of the Act as paid up on the Special Share in priority to any repayment of capital to any other member.  The Special Share shall confer no other right to participate in the capital, and no right to participate in the profits, of the Company.

5.                                 VARIATION OF RIGHTS

5.1                           Subject to the provisions of the Companies Acts, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a)                                       with the consent in of the holders of three quarters in nominal value of the issued shares of the class, which consent shall be by means of one or more instruments or contained in one or more electronic communications sent to such address (if any) as may for the time being be notified by or on behalf of the Company for that purpose or a combination of both; or

(b)                                      with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class,

but not otherwise.

5.2                           For the purposes of this Article, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any shares or class of shares, those rights shall be deemed to be varied by the reduction of the capital paid up on those shares otherwise than by a purchase or redemption by the Company of its own shares and by the allotment of other shares ranking in priority for payment of a dividend or in respect of capital or which confer on the holders voting rights more favourable than those conferred by such first mentioned shares, but shall not otherwise be deemed to be varied by the creation or issue of other shares ranking pari passu with, or subsequent to, such first mentioned shares or by the purchase or redemption by the Company of any of its own shares or the Company permitting, in accordance with the Regulations, the holding of and transfer of title to shares of that or any other class in uncertificated form by means of a relevant system.

6.                                 SHARE CERTIFICATES

6.1                           Every member, on becoming the holder of any certificated share (except a recognised person in respect of whom the Company is not required by law to complete and have ready for delivery a certificate) shall be entitled, without payment, to one certificate for all the certificated shares of each class held by him (and, on transferring a part of his holding of certificated shares of any class, to a certificate for the balance of his holding of certificated shares).  He may elect to receive one or more additional certificates for any of his certificated shares if he pays for every certificate after the first a reasonable sum determined from time to time by the Board.  Every certificate shall:

(a)                                       be executed under the seal or otherwise in accordance with Article 34.1 or in such other manner as the Board may approve;

(b)                                      specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares; and

(c)                                       other than in the case of ordinary shares, contain a statement of all rights and preferences of the shares to which the certificate relates.

The Company shall not be bound to issue more than one certificate for certificated shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.  Shares of different classes may not be included in the same certificate.

6.2                           If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the Board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

7.                                 LIEN

7.1                           The Company shall have a first and paramount lien on every share that is not a fully paid share for all moneys payable to the Company (whether presently or not) in respect of that share.  The Board may at any time (generally or in particular cases) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien on a share shall extend to any amount (including dividends) payable in respect of it.

7.2                           The Company may sell, in such manner as the Board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been sent to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder or otherwise by operation of law, demanding payment and stating that if the notice is not complied with the shares may be sold.

7.3                           To give effect to any such sale the Board may, if the share is a certificated share, authorise the execution of an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser.  If the share is an uncertificated share, the Board may exercise any of the Company’s powers under Article 2.8 to effect the sale of the share to, or in accordance with the directions of, the purchaser.  The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

7.4                           The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

8.                                 CALLS ON SHARES

8.1                           Subject to the terms of allotment, the Board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) and each member shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares.  A call may be required to be paid by instalments.  A call may, before receipt by the Company of any sum due thereunder, be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the Board may determine.  A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

8.2                           A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

8.3                           The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

8.4                           If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person by whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, such rate, not exceeding 15 per cent per annum or, if higher, the appropriate rate (as defined by the Act), as may be determined by the Board, but the Board may waive payment of such interest wholly or in part.

8.5                           An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment, and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

8.6                           Subject to the terms of allotment, the Board may make arrangements on the issue of shares for a difference between the allottees and/or holders in the amounts and times of payment of calls on their shares.

8.7                           The Board may, if it thinks fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him and such payment in advance of calls shall extinguish pro tanto the liability upon the shares in respect of which it is made, and may pay upon all or any of the moneys so advanced (until the same would but for such advance become presently payable) interest at such rate not exceeding (unless the Company by ordinary resolution may otherwise direct) 15 per cent per annum or, if higher, the appropriate rate (as defined in the Act) as may be agreed upon between the Board and such member.

9.                                 FORFEITURE AND SURRENDER

9.1                           If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the Board may give to the person from whom it is due not less than fourteen clear days’ notice in writing requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment.  The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

9.2                           If any such notice is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the Board and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before the forfeiture.  When any share has been forfeited, notice of the forfeiture shall be sent to the person who was before the forfeiture the holder of the share, and an entry of such notice having been sent and of the forfeiture with the date thereof shall forthwith be made in the register opposite the entry of the share; but no forfeiture shall be invalidated by any omission or neglect to make such entries.

9.3                           Subject to the provisions of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determines, either to the person who was before the forfeiture the holder or to any other person, and at any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the Board thinks fit.  Where for the purposes of its disposal a forfeited share held in certificated form is to be transferred to any person the Board may authorise some person to execute an instrument of transfer of the share to that person.  Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the Board may exercise any of the Company’s powers under Article 2.8.  The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

9.4                           A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall, if the share is a certificated share, surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest thereon at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at such rate, not exceeding 15 per cent per annum or, if higher, the appropriate rate (as defined in the Act) as the Board may determine, from the date of forfeiture until payment, but the Board may waive payment wholly or in part or enforce payment without any allowance for the value of the shares at the time of forfeiture or for any consideration received on their disposal.

9.5                           The Board may accept the surrender of any share which it is in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

9.6                           The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Companies Acts given or imposed in the case of past members.

9.7                           A statutory declaration by a Director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject if necessary to the execution of an instrument of transfer or transfer by means of the relevant system, as the case may be) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

10.                           TRANSFER OF SHARES

10.1                     The instrument of transfer of a certificated share may be in any usual form or in any other form which the Board may approve.  An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.  An instrument of transfer need not be under seal.

10.2                     The Board may, in its absolute discretion and without giving any reason, refuse to register the transfer of a certificated share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

10.3                     The Board may also refuse to register the transfer of a certificated share unless the instrument of transfer:

(a)                                       is lodged, duly stamped (if stampable), at the office or at another place appointed by the Board accompanied by the certificate for the share to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)                                      is in respect of only one class of shares; and

(c)                                       is in favour of not more than four transferees.

10.4                     In the case of a transfer of a certificated share by a recognised person, the lodgement of a share certificate will only be necessary if and to the extent that a certificate has been issued in respect of the share in question.

10.5                     If the Board refuses to register a transfer of a share, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company or the Operator instruction was received, as the case may be.

10.6                     The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding 30 days in any year) as the Board may determine, except that the Board may not suspend the registration of transfers of any participating security without the consent of the Operator of the relevant system.

10.7                     No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

10.8                     The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

10.9                     Notwithstanding the above provisions of this Article or anything otherwise provided in these Articles (whether by way of or in relation to pre-emption rights, restrictions on, or conditions applicable to, share transfers, or otherwise) the Board shall not decline to register any transfer of shares and shall not suspend registration thereof;

(a)                                       where such transfer is in favour of a bank or any nominee of a bank (in each case whether as facility agent, security trustee or otherwise) and the transfer is as contemplated by, or pursuant to, any mortgage or charge of shares or any call or other share option granted in favour of the bank (whether as facility agent, security trustee or otherwise); or

(b)                                      where such transfer is by or on behalf of a bank or any nominee of a bank (in each case whether as facility agent, security trustee or otherwise) in favour of any third party upon disposal or realisation of shares following the bank (whether in its capacity as facility agent, security trustee or otherwise) having become entitled to exercise or enforce its rights under any such mortgage, charge and/or call or other option; and

a certificate by any officer of the bank that the relevant transfer is within paragraph (a) and (b)  above shall be conclusive evidence of that fact.

11.                           TRANSMISSION OF SHARES

11.1                     If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing herein contained shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

11.2                     A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law may, upon such evidence being produced as the Board may properly require as to his entitlement, elect either to become the holder of the share or to have some person nominated by him registered as the transferee.  If he elects to become the holder he shall give notice to the Company to that effect.  If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person.  If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the Board may require (including without limitation the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share.  All the provisions of these Articles relating to the transfer of shares shall apply to any such notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

11.3                     The Board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within sixty days the Board may thereafter withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

11.4                     A person becoming entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law shall, upon such evidence being produced as the Board may properly require as to his entitlement and subject to the requirements of Article 11.2, have the same rights in relation to the share as he would have had if he were the holder of the share, and may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of or to attend or vote at any meeting of the Company or to receive notice of or to attend or vote at any separate meeting of the holders of any class of shares in the Company.

12.                           ALTERATION OF SHARE CAPITAL

12.1                     The Company may by ordinary resolution:

(a)                                       increase its share capital by such sum, and divide such sum into shares of such amount, as the resolution prescribes;

(b)                                      consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)                                       subject to the provisions of the Companies Acts, sub divide its shares, or any of them, into shares of smaller amount than is fixed by the Memorandum and the resolution may determine that, as between the shares resulting from the sub division, any of them may have any preference or advantage as compared with the others (so long as such preference or advantage is not inconsistent with rights of the members existing prior to the sub division); and

(d)                                      cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

12.2                     All new shares shall be subject to the provisions of these Articles with reference to payment of calls, lien, forfeiture, transfer, transmission and otherwise, and, unless otherwise provided by these Articles, by the resolution creating the new shares or by the conditions of issue, the new shares shall be unclassified shares.

12.3                     Whenever as a result of a consolidation or sub division of shares any fractions arise, the Board may settle the matter in any manner it deems fit and in particular may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members, and, where the shares to be sold are held in certificated form, the Board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser.  Where the shares to be sold are held in uncertificated form, the Board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the purchaser.  The transferee shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

12.4                     Subject to the provisions of the Companies Acts, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

13.                           PURCHASE OF OWN SHARES

13.1                     Subject to and in accordance with the provisions of the Companies Acts and without prejudice to any relevant special rights attached to any class of shares, the Company may purchase any of its own shares of any class (including redeemable shares) in any way and at any price (whether at par or above or below par).

14.                           GENERAL MEETINGS

14.1                     All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

14.2                     The Board shall convene and the Company shall hold general meetings as annual general meetings in each financial year of the Company at such time (within a period of not more than 15 months after the holding of the last preceding annual general meeting) and place as may be determined by the Board.

14.3                     All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)                                       the necessary quorum shall be one person holding or representing by proxy at least one-third in nominal value of the issued shares of the class or, at any adjourned meeting of such holders, one holder present in person or by proxy, whatever the amount of his holding, who shall be deemed to constitute a meeting; and

(b)                                      any holder of shares of the class present in person or by proxy may demand a poll.

14.4                     Subject to the provisions of Article 14.2, the Board may call general meetings whenever and at such times and places as it shall determine and, on the requisition of members holding at the date of the deposit of the requisition not less than one tenth of such of the paid up capital of the Company as at that date carries the right of voting at general meetings of the Company, the Board shall forthwith proceed to convene an extraordinary general meeting in accordance with the requirements of the Companies Acts.

14.5                     On the requisition of the Special Shareholder, the Board shall forthwith proceed to convene an extraordinary general meeting in accordance with the requirements of the Companies Acts and the Special Shareholder’s right to require an extraordinary general meeting to be convened pursuant to this Article shall only be exercisable if the Special Shareholder has previously consulted with the Board in relation to the matter or matters which form the subject of the requisition.

15.                           NOTICE OF GENERAL MEETINGS

15.1                     Except for annual general meetings (which shall be called by not less than 21 clear days’ notice) all general meetings shall be called by not less than 14 clear days’ notice.  Subject to the provisions of the Companies Act, the notice shall be sent to the Auditors and the Directors from time to time of the Company and to such members as are, under the provisions herein contained entitled to receive notices from the Company specifying the place, the day, and the hour of meeting (in the case of an annual general meeting, specifying the meeting as such), and stating with reasonable prominence that a member entitled to attend and vote thereat is entitled to appoint a proxy (who need not also be a member), to attend and vote instead of him, and in the case of special business, the general nature of such business (and in the case of a meeting convened for passing a special or extraordinary resolution, the intention to propose such resolution as a special or extraordinary resolution as the case may be).

15.2                     With the consent in writing of all, or such lesser number as is required by the Companies Acts, of the members entitled to attend and vote thereat, a meeting may be convened by a shorter notice and in such manner as such members may think fit.  The Company shall comply with the provisions of the Companies Acts as to giving notice of resolutions and circulating statements on the requisition of members.

15.3                     The accidental omission to send a notice of a meeting, or to send any notification where required by the Companies Acts or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Acts or these Articles to any person entitled to receive it, or the non-receipt for any reason of any such notice or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at any general meeting.

15.4                     The notice shall specify the time and place of the meeting (the “principal meeting place”) as well as the place of any secondary meeting arranged for the purposes of Article 15.7 and, in the case of special business, the general nature of such business.

15.5                     All business shall be deemed special that is transacted at an extraordinary general meeting and also all business that is transacted at an annual general meeting with the exception of:

(a)                                       the declaration of dividends;

(b)                                      the consideration and adoption of the accounts and balance sheet and the reports of the Directors and auditors and other documents required to be annexed to the accounts;

(c)                                       the appointment and re-appointment of Directors;

(d)                                      the appointment of auditors where special notice of the resolution for such appointment is not required by the Companies Acts;  and

(e)                                       the fixing of, or the determining of the method of fixing, the remuneration of the Directors and/or auditors.

15.6                     The notice shall, in the case of an annual general meeting, specify the meeting as such, and, in the case of a meeting to pass a special, extraordinary or elective resolution, specify the intention to propose the resolution as a special, extraordinary, or elective resolution, as the case may be and shall set out the entire resolution.

15.7                     The Board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a secondary meeting place anywhere in the world.  The members present in person or by proxy at any secondary meeting place shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to participate in the business for which the meeting has been convened;

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

15.8                     If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the Board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 15.7 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 15.7 applies) and/or postpone the time at which the meeting is to be held.  If such a decision is made, the Board may then change the place (or any of the places, in the case of a meeting to which Article 15.7 applies) and/or postpone the time again if it decides that it is reasonable to do so and ensuring that all proxies are re-circulated to reflect the change of venue.

(a)                                       For the purposes of Articles 15.7 and 15.8, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a show of hands, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.

16.                           PROCEEDINGS AT GENERAL MEETINGS

16.1                     No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting.  Save as otherwise provided by these Articles, one person entitled to vote upon business to be transacted shall constitute a quorum for these purposes.  A corporation or, as the case may be, a government entity being a member shall be deemed to be personally present for the purpose of this Article if represented by its representative duly authorised in accordance with Article 18.8.

16.2                     If such a quorum is not present within fifteen minutes (or such longer time not exceeding thirty minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may determine.  If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

16.3                     The chairman, if any, of the Board or, in his absence, any vice chairman of the Board or, in his absence, some other Director nominated by the Board, shall preside as chairman of the meeting, but if neither the chairman, deputy chairman nor such other Director (if any) is present within fifteen minutes after the time appointed for holding the meeting or is not willing to act as chairman, the Directors present shall elect one of their number to be chairman.  If there is only one Director present and willing to act, he shall be chairman.  If no Director is willing to act as chairman, or if no Director is present within five minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

16.4                     A Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

16.5                     The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.  In addition, the chairman may adjourn the meeting to another time and place without such consent if it appears to him that:

(a)                                       it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(b)                                      the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c)                                       an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

16.6                     Any such adjournment may be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a secondary meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting.  Any such member may nevertheless appoint a proxy for the adjourned meeting by way of an instrument which, if delivered by him at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by these Articles.  When a meeting is adjourned for 30 days or more or for an indefinite period, at least two clear days’ notice shall be sent specifying the time and place (or places, in the case of a meeting to which Article 15.7 applies) of the adjourned meeting and the general nature of the business to be transacted.  Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be transacted at an adjourned meeting.

16.7                     If an amendment shall be proposed to any resolution under consideration but shall in good faith be ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.  With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted upon.  In the case of a resolution duly proposed as an extraordinary resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon.

16.8                     A resolution put to the vote of a general meeting shall be decided at the Chairman’s sole discretion either (a) on a show of hands or (b) by a poll. In addition, subject to the provisions of the Companies Acts, a poll may be demanded before, or on the declaration of the result of, a vote on a show of hands by:

(a)                                       the chairman of the meeting; or

(b)                                      at least five members present in person or by proxy having the right to vote at the meeting;  or

(c)                                       any member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting;  or

(d)                                      any member or members present in person or by proxy holding shares conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right;

and a demand by a person as proxy for a member shall be the same as a demand by the member.

16.9                     Unless a poll is duly demanded (and the demand is not withdrawn before the poll is taken) a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

16.10               The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.  If the demand for a poll is withdrawn, the chairman or any other member entitled may demand a poll.

16.11               Subject to Article 16.12, a poll shall be taken by such means as the chairman directs and for the avoidance of doubt may include voting by electronic means and he shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll.  The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

16.12               In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

16.13               A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded.  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.  If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

16.14               No notice need be sent of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded.  In any other case notice shall be sent at least seven clear days before the taking of the poll specifying the time and place at which the poll is to be taken.

16.15               Where for any purpose an ordinary resolution of the Company is required, a special or extraordinary resolution shall also be effective and where for any purpose an extraordinary resolution is required a special resolution shall also be effective.

17.                           VOTES OF MEMBERS

17.1                     Subject to any other rights or restrictions attached to any shares, on a show of hands every member who is present in person shall have one vote and on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.

17.2                     In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

17.3                     A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official.  The right to vote shall be exercisable only if evidence satisfactory to the Board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised.

17.4                     No member shall be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

17.5                     No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered, and every vote not disallowed at such meeting shall be valid.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

17.6                     On a poll votes may be given either personally or by proxy. A member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

17.7                     If at any time the Board is satisfied that any member, or any other person appearing to be interested in shares held by such member has been duly served with a notice under section 212 of the Act (a “section 212 notice”) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the Board may, in its absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that:

(a)                                       in respect of the shares in relation to which the default occurred (the “default shares”, which expression includes any shares issued or acquired after the date of the section 212 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b)                                      where the default shares represent at least ¼ of one per cent. in nominal value of the issued shares of their class, the direction notice may additionally direct that in respect of the default shares:

(i)        no payment shall be made by way of dividend and no share shall be allotted pursuant to Article 37.8;  and

(ii)       no transfer of any default share shall be registered unless:

(A)                the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B)                  the transfer is an approved transfer; or

(C)                  registration of the transfer is required by the Regulations.

17.8                     The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

17.9                     Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a)                                       a notice of an approved transfer, but only in relation to the shares transferred; or

(b)                                      all the information required by the relevant section 212 notice, in a form satisfactory to the Board.

17.10               The Board may at any time send a notice cancelling a direction notice.

17.11               The Company may exercise any of its powers under Article 2.8 in respect of any default share that is held in uncertificated form.

17.12               For the purposes of Articles 17.7-17.11:

(a)                                       a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under section 212 of the Act which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 212 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)                                      the prescribed period is 14 days from the date of service of the section 212 notice; and

(c)                                       a transfer of shares is an approved transfer if:

(i)        it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 428(1) of the Act); or

(ii)       the Board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii)      the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services Act 1986 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

17.13               Nothing contained in Articles 17.7-17.11 limits the power of the Company under section 216 of the Act.

17.14               Without prejudice to Article 16.9, if any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

18.                           PROXIES AND CORPORATE REPRESENTATIVES

18.1                     The appointment of a proxy, whether by means of an instrument or contained in an electronic communication, shall be executed in such manner as the Board may approve.

18.2                     The appointment of a proxy shall be in any usual form or in any other form which the Board may approve.

18.3                     The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.  A member may appoint more than one proxy to attend on the same occasion.

18.4                     Without prejudice to the second sentence of Article 16.6, the appointment of a proxy shall:

(a)                                       in the case of an instrument, be delivered personally or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)                        in the notice convening the meeting, or

(ii)                     in any form of proxy sent by or on behalf of the Company in relation to the meeting,

not less than 12 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(b)                                      in the case of an appointment contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:

(i)        in the notice convening the meeting, or

(ii)       in any form of proxy sent by or on behalf of the Company in relation to the meeting, or

(iii)      in any invitation contained in an electronic communication to appoint a proxy issued by or on behalf of the Company in relation to the meeting,

be received at that address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(c)                                       in either case, where a poll is taken more than 48 hours after it is demanded, be delivered or received as aforesaid after the poll has been demanded and not less than 6 hours before the time appointed for the taking of the poll; or

(d)                                      in the case only of an instrument, where a poll is not taken forthwith but is taken not more than 12 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director.

18.5                     Any power of attorney or other written authority under which a proxy appointment is executed or an office or notarially certified copy or a copy certified in accordance with the Powers of Attorney Act 1971 of such power or written authority shall be:

(a)                                       delivered personally, or by post to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 18.4(a) not less than 12 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

(b)                                      where a poll is taken more than 12 hours after it is demanded, be delivered as aforesaid after the poll has been demanded and not less than 6 hours before the time appointed for the taking of the poll; or

(c)                                       in the case only of a proxy appointment by means of an instrument, where a poll is not taken forthwith but is taken not more than 12 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any Director together with the proxy appointment to which it relates.

18.6                     A proxy appointment which is not delivered or received in accordance with Article 18.4, or in respect of which Article 18.5 is not complied with, shall be invalid.  A proxy appointment validly delivered pursuant to Article 18.5(a) above shall remain valid for the purposes of Article 18.5(b) and (c) above, unless a proxy appointment for the purposes of Article 18.5(b) and (c) in replacement of the proxy appointment already delivered pursuant to Article 18.5(a), is delivered to the Company.  No proxy appointment shall be valid after the expiration of twelve months from the date stated in it as the date of its execution.  When two or more valid but differing proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one which was executed last shall be treated as replacing and revoking the others as regards that share; if the Company is unable to determine which was executed last, none of them shall be treated as valid in respect of that share.

18.7                     A proxy appointment shall be deemed to include the right to demand, or join in demanding, a poll but shall not confer any further right to speak at a meeting, except with the permission of the chairman.  The proxy appointment shall, unless the contrary is stated in it, be deemed to confer authority to vote as the proxy thinks fit on any amendment of a resolution put to the meeting for which the proxy is given and on any resolution put to the meeting, whether or not notice of such resolution was given in the notice of meeting.  The proxy appointment shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

18.8                     Any corporation, corporation sole or government entity which is a member of the Company (in this Article the “grantor”) may (in the case of a corporation, by resolution of its Directors or other governing body or by authority to be given under seal or under the hand of an officer duly authorised by it) authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any separate meeting of the holders of any class of shares.  A person so authorised shall be entitled to exercise the same power on behalf of the grantor of the authority as the grantor could exercise if it were an individual member of the Company save that a Director, the secretary or other person authorised for the purpose by the secretary may require such person to produce a certified copy of the resolution of authorisation or other authority before permitting him to exercise his powers.  The grantor shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present at it.

18.9                     A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation or government entity shall be valid notwithstanding the previous termination of the authority of the person voting or demanding the poll unless notice of the termination was either delivered or received as mentioned in the following sentence at least 12 hours before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.  Such notice of termination shall be either by means of an instrument delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 18.4(a) or contained in an electronic communication received at the address (if any) specified by or on behalf of the Company in accordance with Article 18.4(b), regardless of whether any relevant proxy appointment was effected by means of an instrument or contained in an electronic communication.  For the purpose of this Article, an electronic communication which contains such notice of determination need not comprise writing if the Board has determined that the electronic communication which contains the relevant proxy appointment need not comprise writing.

19.                           BOARD SIZE AND COMPOSITION

19.1                     The number of Directors shall be not less than 2 but there shall be no maximum.

19.2                     At least one Director must be, at the time of his appointment or reappointment, from a Developing Country.

20.                           APPOINTMENT AND RETIREMENT OF DIRECTORS

20.1                     At every annual general meeting one-third of the Directors (or, if their number is not a multiple of three, the number nearest to one-third), shall retire from office, save that if any Director has at the start of the annual general meeting been in office for more than three years since his last appointment or re-appointment, he shall retire.

20.2                     Subject to the provisions of the Companies Acts and these Articles, the Directors to retire by rotation shall be those who have been longest in office since their last appointment or re-appointment but as between persons who became or were last re-appointed Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot.  The Directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the Board at the date of the notice convening the annual general meeting and no Director shall be required to retire or be relieved from retiring or be retired by reason of any change in the number or identity of the Directors after the date of the notice but before the close of the meeting.

20.3                     If the Company at the meeting at which a Director retires by rotation or otherwise, does not fill the vacancy, the retiring Director is, if willing to act, deemed to have been re-appointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the re-appointment of the Director is put to the meeting and lost.

20.4                     No person other than a Director retiring by rotation shall be appointed a Director at any general meeting unless that person is recommended by the Board save that nothing in this Article shall affect the right any member may have (either alone or with others):

(a)                                       to requisition the giving of notice of a resolution (including a resolution to appoint any person as a Director) pursuant to section 376 of the Act; or

(b)                                      to requisition an extraordinary general meeting of the Company in accordance with section 368 of the Act (including for the purpose of considering a resolution for the appointment of any person as a director), notwithstanding that in either case, such person has not been approved by the Board for appointment as a Director.

20.5                     Except as otherwise authorised by the Companies Acts, the appointment of any person proposed as a Director shall be effected by a separate resolution.

20.6                     The Board may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director and in either case whether or not for a fixed term, provided that the appointment does not cause the number of Directors to exceed the number, if any, fixed by or in accordance with these Articles as the maximum number of Directors.  Irrespective of the terms of his appointment, a Director so appointed shall hold office only until the next following general meeting and shall not be taken into account in determining the Directors who are to retire by rotation at the meeting.  If not re-appointed at such general meeting, he shall vacate office at its conclusion.

20.7                     A Director who retires at an annual general meeting may, if willing to act, be re-appointed.  Subject to Article 20.3, if he is not re-appointed, he shall retain office until the meeting appoints someone in his place, or if it does not do so, until the end of the meeting.

20.8                     A Director shall not be required to hold any shares in the capital of the Company by way of qualification.

21.                           ALTERNATE DIRECTORS

21.1                     Any Director (other than an alternate Director) may appoint any other person to be an alternate Director and may remove from office an alternate Director so appointed by him.  Any appointment or removal of an alternate director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

21.2                     As an alternate Director he shall be entitled at meetings of the Board or any committee of the Board to one vote for the Director for whom he is acting as an alternate (and who is not present) in addition to his own vote (if any) as a Director or committee member, as the case may be.  The Director for whom he is acting as an alternate shall be counted as present for the purpose of determining whether a quorum is present.

22.                           POWERS OF THE BOARD

22.1                     Subject to the provisions of the Companies Acts, the Memorandum and these Articles and to any directions given by the Company by special resolution, the business of the Company shall be managed by the Board which may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company, PROVIDED THAT, the matters described in sub-paragraphs (a) (d) below (the “Reserved Matters” and each a “Reserved Matter”) shall first require the approval of the Company by ordinary resolution in the case of paragraph (a) and special resolution in the case of paragraphs (b) (d):

(a)                                       any proposal which may have a material adverse effect upon the provision by the Company or Inmarsat Ltd of any of the Public Service Obligations (as defined in Article 22.3);

(b)                                      any transfer of shares or any interest in shares in Inmarsat Ltd to any person;

(c)                                       the allotment of any shares or other securities in Inmarsat Ltd to any person other than the Company or any change in the authorised or issued share capital of Inmarsat Ltd;

(d)                                      any alteration to the provisions of the Memorandum or Articles of Association of Inmarsat Ltd dealing with the matters described in Article 22.3 of these Articles.

For the purposes of this Article:

“interest” means any interest which would be taken into account in determining for the purposes of Part VI of the Act whether a person has a notifiable interest (including any interest which he would be taken as having for those purposes and interested shall be construed accordingly).

22.2                     No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given.  The effect of this Article shall not be limited by any special power given to the Board by these Articles and a meeting of the Board at which a quorum is present may exercise all powers exercisable by the Board.

22.3                     In exercising the powers of the Company, the Board shall have regard to the following basic principles:

(a)                                       ensuring the continued provision of global maritime distress and safety satellite communications services, in particular those which are specified in the International Convention for the Safety of Life at Sea, 1974, as amended from time to time, and the Radio Regulations annexed to the International Telecommunication Constitution and Convention, as amended from time to time, relative to the GMDSS;

(b)                                      providing services without discrimination on the basis of nationality.  Notwithstanding the foregoing, the Company shall have the right to offer different charges for the same service in defined geographical regions in which end user calls or messages originate or terminate and which are technically verifiable;

(c)                                       acting exclusively for peaceful purposes, taking into account the past practices of the Organization and the practice of the Company;

(d)                                      seeking to serve all areas where there is a need for mobile satellite communications, giving due consideration to the rural and the remote areas of developing countries; and

(e)                                       operating in a manner consistent with fair competition, subject to applicable laws and regulations (together the “Public Service Obligations”).

22.4                     Subject to Article 22.1, the Board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including the exercise thereof in favour of any resolution appointing its members or any of them Directors of such body corporate, or voting or providing for the payment of remuneration to the Directors of such body corporate).

23.                           BORROWING POWERS

23.1                     The Board may exercise all the powers of the Company to borrow money, to guarantee, to indemnify, to mortgage or charge its undertaking, property, assets (present and future) and uncalled capital, and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

23.2                     The Board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries (if any) so as to secure (but as regards subsidiaries, only so far as by the exercise of such rights or powers of control the Board can secure) that, save with the previous sanction of an ordinary resolution and subject as provided below, no money shall be borrowed if the principal amount outstanding of all Moneys Borrowed by the Company and its subsidiaries (if any) (the “Group” and “member of the Group” shall be construed accordingly), excluding amounts borrowed from the Company or any of its wholly owned subsidiaries, then exceeds, or would as a result of such borrowing exceed, an amount equal to three times the Adjusted Capital and Reserves.

23.3                     No person dealing with the Company shall be concerned to see or enquire whether the restriction imposed by the provisions of Article 23.1 is observed and no debt incurred or security given in excess of such limit shall be invalid or ineffectual unless the lender or the recipient of the security had at the time when the debt was incurred or security given express notice that the said limit had been or would thereby be exceeded.

23.4                     A certificate or report by the Auditors as to the amount of Moneys Borrowed, the amount of the Cash Resources or the amount of the Adjusted Capital and Reserves or to the effect that the limit imposed by this Article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of such amount or fact for the purposes of this Article.  Nevertheless for the purposes of this Article the Board may at any time act in reliance on a bona fide estimate of the amount of the Cash Resources and the Adjusted Capital and Reserves and if, in consequence, the foregoing restriction would otherwise have been breached, an amount equal to the excess of Moneys Borrowed shall be disregarded until the expiration of six months after the date on which by reason of a determination of the Auditors or otherwise the Board become aware that such a situation has or may have arisen.

23.5                     For the purposes of this Article:

“Adjusted Capital and Reserves” means a sum equal to the aggregate of:

(a)                           the amount paid up (or credited as or deemed to be paid up) on the issued share capital of the Company; and

(b)                          the amount standing to the credit of the reserves of the Group (including, without limitation, any share premium account, capital redemption reserve or revaluation reserve) after adding thereto or deducting therefrom any balance standing to the credit or debit of the profit and loss account of the Group, all as shown in the then latest audited balance sheet, but after:

(i)                                         making such adjustments as may be appropriate in respect of any variation in the amount of such paid up share capital or any such reserves subsequent to the relevant balance sheet date and so that for this purpose:

(A)                 if any issue or proposed issue of shares by the Company for cash has been underwritten then such shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof (not being moneys payable later than six months after the date of allotment) shall to the extent so underwritten be deemed to have been paid up on the date when the issue of such shares was underwritten (or, if such underwriting was conditional, on the date when it became unconditional); and

(B)                   share capital (including any premium) shall be deemed to have been paid up as soon as it has been unconditionally agreed to be subscribed or taken up (within six months of such agreement) by any person;

(ii)                                      making such adjustments as may be appropriate in respect of any distributions declared, recommended, made or paid by the Company or its subsidiaries (otherwise, in the case of the subsidiaries, than attributable directly or indirectly to the Company) out of profits earned up to and including the date of the latest audited balance sheet of the Company or subsidiary (as the case may be) to the extent that such distribution is not provided for in such balance sheet;

(iii)                                   making such adjustments as may be appropriate in respect of any variation in the interests of the Company in its subsidiaries since the date of the latest audited balance sheet of the Company;

(iv)                                  making all such adjustments, if the calculation is required for the purposes of or in connection with a transaction under or in connection with which any body corporate is to become or cease to be a subsidiary, as would be appropriate if such transaction had been carried into effect;

(v)                                     excluding minority interests in subsidiaries;

“audited balance sheet”

means the audited balance sheet of the Company prepared for the purposes of the Companies Acts or, if an audited consolidated balance sheet dealing with the state of affairs of the Company and all its subsidiaries to be dealt with in group accounts has been prepared for those purposes for the same financial year, that audited consolidated balance sheet, in which event all references to reserves and profit and loss shall be deemed to be references to consolidated reserves and consolidated profit and loss and any amounts attributable to outside interests shall be excluded; and

“Moneys Borrowed”

means on any date the net debt of the Group (as such term is defined in Financial Reporting Standard One (revised) (FRS 1), or such successor standard to FRS 1) as would appear on a consolidated balance sheet of the Group as at that date prepared in accordance with United Kingdom generally accepted accounting principles and practice as consistently applied by the Group in the preparation of the annual accounts of the Group.

24.                           DELEGATION OF POWERS OF THE BOARD AND ESTABLISHMENT OF COMMITTEES

24.1                     The Board may delegate any of its powers to any committee consisting of one or more Directors.  The Board may also delegate to any Director such of its powers as the Board considers desirable to be exercised by him.  Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub delegate to one or more Directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the Board may specify, and may be revoked or altered.  Subject to any conditions imposed by the Board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of Directors so far as they are capable of applying.

24.2                     The Board may, by power of attorney or otherwise, appoint any person or persons to be the agent or agents of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the Board) and on such conditions as the Board determines, including authority for the agent or agents to delegate all or any of his or their powers, authorities and discretions, and may revoke or vary such delegation.

25.                           DISQUALIFICATION AND REMOVAL OF DIRECTORS

25.1                     The office of a Director shall be vacated if:

(a)                           he ceases to be a Director by virtue of any provisions of the Companies Acts or these Articles or he becomes prohibited by law from being a Director; or

(b)                          he becomes bankrupt or makes any arrangement or composition with his creditors generally or shall apply to the court for an interim order under section 253 of the Insolvency Act 1986 in connection with a voluntary arrangement under that Act; or

(c)                           he is, or may be, suffering from mental disorder and either:

(i)        he is admitted to hospital in pursuance of an order of a court or other relevant judicial, administrative or governmental body (whether in the United Kingdom or elsewhere);  or

(ii)       an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(iii)      he resigns his office by notice to the Company or, having been appointed for a fixed term, the term expires or his office as a Director is vacated pursuant to Article 20.6; or

(iv)      notwithstanding the issuance of proper notice of Board meetings to such Director, he shall for more than six consecutive months have been absent without permission of the Board from meetings of the Board held during that period and the Board resolves that his office be vacated; or

(v)                    he is requested to resign in writing by not less than three quarters of the other Directors.  In calculating the number of Directors who are required to make such a request to the Director, (i) an alternate Director appointed by him acting in his capacity as such shall be excluded; and (ii) a Director and any alternate Director appointed by him and acting in his capacity as such shall constitute a single Director for this purpose, so that execution by either shall be sufficient.

25.2                     The Company may, in accordance with and subject to the provisions of the Companies Acts, by ordinary resolution of which special notice has been given, remove any Director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such Director, but without prejudice to any claim he may have for damages for breach of any such agreement).  No special notice need be given of any resolution to remove a Director in accordance with this Article and no Director proposed to be removed in accordance with this Article has any special right to protest against his removal.  The Company may, by ordinary resolution, appoint another person in place of a Director removed from office in accordance with this Article.  Any person so appointed shall, for the purpose of determining the time at which he or any other Director is to retire by rotation, be treated as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.  In default of such appointment the vacancy arising on the removal of a Director from office may be filled as a casual vacancy.

26.                           REMUNERATION OF NON-EXECUTIVE DIRECTORS

26.1                     The ordinary remuneration of the Directors who do not hold executive office for their services (excluding amounts payable under any other provision of these Articles but including amounts paid to persons in respect of the chairmanship or membership of committees) shall be determined by the Board.

26.2                     Any Director who does not hold executive office and who serves on any committee of the Board, by the request of the Board goes or resides abroad for any purpose of the Company or otherwise performs special services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may (without prejudice to the provisions of Article 26.1) be paid such extra remuneration by way of salary, commission or otherwise as the Board may determine.

27.                           DIRECTORS’ EXPENSES

27.1                     The Directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the Board or committees of the Board or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

28.                           EXECUTIVE DIRECTORS

28.1                     Subject to the provisions of the Companies Acts, the Board may appoint one or more of its body to be the holder of any executive office (except that of auditor) in the Company and may enter into an agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director.  Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the Board determines.  The Board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

28.2                    (a)                            Director appointed to an executive office shall not cease to be a Director merely because his appointment to such executive office terminates.

(b)                          The appointment of a Director to the office of chief executive officer shall terminate if he ceases to be a Director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation.

28.3                     The emoluments of any Director holding executive office for his services in his capacity as a Director shall be determined by the Board and may be of any description, and (without limiting the generality of the foregoing) may include admission to or continuance of membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

29.                           DIRECTORS’ INTERESTS

29.1                     Subject to the provisions of the Companies Acts, and provided that he has disclosed to the Board the nature and extent of any material interest of his, a Director, notwithstanding his office:

(a)                           may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)                          may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director;

(c)                           may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested;

(d)                          shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit; and

(e)                           shall count in the quorum in any Board Meeting covered to consider and approve any transaction related to his material interest.

29.2                     For the purposes of Article 29.1:

(a)                           a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(b)                          an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

30.                           GRATUITIES, PENSIONS AND INSURANCE

30.1                     The Board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit in accordance with the recommendations of the Remuneration Committee.

30.2                     Without prejudice to the provisions of Article 45.1, the Board shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or auditors of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund or employee share scheme in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary undertaking, pension fund or employee share scheme.

30.3                     No Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to Articles 30.1 and 30.2 and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

31.                           PROCEEDINGS OF DIRECTORS

31.1                     Subject to the provisions of these Articles, the Board may regulate its proceedings as it thinks fit.  A Director may, and the secretary at the request of a Director shall, call a meeting of the Board.  Notice of a Board meeting shall be deemed to be properly sent to a Director if it is sent to him personally or sent by instrument to him at his last known address or such other address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose, or sent using electronic communications to such address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose, at least seven (7) hours in advance of the meeting, except in urgent circumstances (as determined by the Company and ratified by a simple majority of the Board).  A Director absent or intending to be absent from the United Kingdom may request of the Board that notices of Board meetings shall during his absence be sent by instrument to him at such address (if any) as may for the time being be notified by him or on his behalf to the Company for that purpose, or sent using electronic communications to such address (if any) as may for the time being notified by him to the Company for that purpose, but such notices need not be sent any earlier than notices sent to Directors not so absent.  In the case of an equality of votes, the chairman shall have a second or casting vote.  Any Director may waive notice of a meeting and any such waiver may be retrospective.  Any electronic communication pursuant to this Article need not comprise writing if the Board so determines.

31.2                     The quorum for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be two.  Any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no Director objects.

31.3                     The continuing Directors or a sole continuing Director may act generally notwithstanding any vacancies in their number, but, if the number of Directors is less than 2 Directors, the continuing Directors or Director must take steps to fill vacancies or call a general meeting.

31.4                     The Board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the Board and may at any time remove either of them from such office.  Neither of them shall also be the chief executive of the Company.  Unless he is unwilling to do so, the Director appointed as chairman, or in his stead the Director appointed as deputy chairman, shall preside at every meeting of the Board at which he is present.  If there is no Director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting.

31.5                     All acts done by a meeting of the Board, or of a committee of the Board, or by a person acting as a Director or alternate Director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or any member of the committee or alternate Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid so long as the acts done by the Board, or committee thereof, were properly adopted, validated or ratified by the required number of duly appointed and  qualified  Directors or, as the case may be, alternate Directors who were also present at the meeting and  entitled to vote.

31.6                     A resolution in writing signed by all the Directors entitled to receive notice of a meeting of the Board or of a committee of the Board (in the case of a committee of the Board being not less than the number of Directors required to form a quorum for such a meeting, as determined by the Board from time to time) shall be as valid and effectual as if it had been passed at a meeting of the Board or (as the case may be) a committee of the Board duly convened and held and for this purpose:

(a)                           a resolution may be by means of an instrument or contained in an electronic communication sent to such address (if any) as may for the time being be notified by the Company for that purpose;

(b)                          a resolution may consist of several instruments or several electronic communications, each executed by one or more directors, or a combination of both;

(c)                           a resolution signed by an alternate Director on behalf of his appointor need not also be signed by his appointor; and

(d)                          a resolution signed by a Director who has appointed an alternate Director need not also be signed by the alternate Director in that capacity.

31.7                     Without prejudice to the first sentence of Article 31.1, a meeting of the Board or of a committee of the Board may consist of a conference between Directors who are not all in one place, provided that each is able (whether by telephonic communication or some other means) to speak to each of the others, and to be heard by each of the others simultaneously.  A Director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.  Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting then is.  The word meeting in these Articles shall be construed accordingly.

31.8                     Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such cases each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

31.9                     If a question arises at a meeting of the Board or of a committee of the Board as to the entitlement of a Director to vote or be counted in a quorum, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.  If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the Board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

32.                           SECRETARY

32.1                     Subject to the provisions of the Companies Acts, the secretary shall be appointed by the Board for such term, at such remuneration and upon such conditions as it may think fit; and any secretary so appointed may be removed by the Board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

33.                           MINUTES

33.1                     The Board shall cause minutes to be made in books kept for the purpose:

(a)                           of all appointments of officers made by the Board; and

(b)                          of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board, and of committees of the Board, including the names of the Directors present at each such meeting.

Any such minutes, if purporting to be signed by the chairman of the meeting to which they relate or of the meeting at which they are read, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts therein stated.

34.                           THE SEAL

34.1                     The seal shall only be used by the authority of a resolution of the Board.  The Board may determine who shall sign any instrument executed under the seal.  If they do not, it shall be signed by at least one Director and the secretary or by at least two Directors.  Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document.  A document signed, with the authority of a resolution of the Board, by a Director and the secretary or by two Directors and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.  For the purpose of the preceding sentence only, “secretary” shall have the same meaning as in the Act and not the meaning given to it by Article 1.2.

34.2                     The Board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

34.3                     The Company may exercise the powers conferred by section 39 of the Act with regard to having an official seal for use abroad.

34.4                     A document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of its having been executed by the Company.

35.                           REGISTERS

35.1                     Subject to the provisions of the Companies Acts and the Regulations, the Company may keep an overseas or local or other register in any place, and the Board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

36.                           CERTIFICATION

36.1                     Any Director or the secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents affecting the constitution of the Company whether in physical or electronic form and any resolutions passed by the Company or the holders of any class of shares of the Company or the Board or any committee of the Board whether in physical or electronic form, and any books, records, documents and accounts relating to the business of the Company whether in physical or electronic form and to certify copies thereof or extracts therefrom as true copies or extracts.  A document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the Company or the holders of any class of shares of the Company or of the Board or any committee of the Board, whether in physical or electronic form, that is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that such minutes or extract is a true and accurate record of proceedings at a duly constituted meeting.

37.                           DIVIDENDS

37.1                     Subject to the provisions of the Companies Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Board.

37.2                     The Board shall announce any dividends on ordinary shares in US dollars (or such other currency as it shall determine from time to time) together with a sterling equivalent for any such dividend in accordance with Article 37.6 below.

37.3                     The Board may at its discretion make provision for, and enter into arrangements to enable any member to receive dividends duly payable in a currency or currencies other than US dollars and sterling.

37.4                     Subject to the provisions of the Companies Acts, the Board may pay interim dividends if it appears to the Board that they are justified by the profits of the Company available for distribution.  If the share capital is divided into different classes, the Board may pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividend as well as on shares which confer preferential rights with regard to dividend, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.  The Board may also pay at intervals settled by it any dividend payable at a fixed rate if it appears to the Board that the profits available for distribution justify the payment.  Provided the Board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

37.5                     Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid;  but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purposes of this Article as paid on the share.  All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

37.6                     For the purposes of the calculation of the amount receivable in respect of any dividend payable in a currency or currencies other than US dollars, the rate of exchange to be used to determine the relevant currency equivalent of any sum payable as a dividend shall be such market rate (whether spot or forward) as the Board shall consider appropriate ruling at the close of business in London on the date which is the business day last preceding:

(a)                           in the case of a dividend to be declared by the Company in a general meeting, the date on which the Board publicly announces its intention to recommend that specific dividend; or

(b)                          in the case of any other dividend, the date on which the Board publicly announces its intention to pay that specific dividend.

Provided that where the Board considers the circumstances to be appropriate, it shall determine such relevant currency equivalent of any sums payable as a dividend by reference to such market rate or rates or the mean of such market rates prevailing at such time or times or on each date or dates, in each case falling before the time of the relevant announcement, as the Board may in its absolute discretion select.

37.7                     A general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other body corporate, and, where any difficulty arises in regard to the distribution, the Board may settle the same as it thinks fit and in particular may issue fractional certificates or authorise any person to sell and transfer any fractions or disregard fractions altogether, and may fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees.

37.8                     The Board may, if authorised by an ordinary resolution of the Company (the “Resolution”), offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the Board) of all or any dividend specified by the Resolution.  The offer shall be on the terms and conditions and be made in the manner specified in Article 37.9 or, subject to those provisions, specified in the Resolution.

37.9                     The following provisions shall apply to the Resolution and any offer made pursuant to it and Article 37.8.

(a)                           The Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

(b)                          Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a “new share”).  For this purpose, the value of each new share shall be:

(i)                        equal to the average quotation for the Company’s ordinary shares, that is, the average of the middle market quotations for those shares on the London Stock Exchange, as derived from the Daily Official List, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent dealing days; or

(ii)                     calculated in any other manner specified by the Resolution,

but shall never be less than the par value of the new share.

A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(a)                           On or as soon as practicable after announcing that any dividend is to be declared or recommended, the Board, if it intends to offer an election in respect of that dividend, shall also announce that intention.  If, after determining the basis of allotment, the Board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(b)                          The Board shall not proceed with any election unless the Company has sufficient unissued shares authorised for issue and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(c)                           The Board may exclude from any offer any holders of shares where the Board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(d)                          The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected shares) and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in Article 37.9(b).  For that purpose the Board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in Article 37.9(b).

(e)                           The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.

(f)                             No fraction of a share shall be allotted.  The Board may make such provision as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(g)                          The Board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters.  Any agreement made under such authority shall be effective and binding on all concerned.

(h)                          The Board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

37.10               The Board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share.  Where a person is entitled by transmission to a share, the Board may retain any dividend payable in respect of that share until that person (or that person’s transferee) becomes the holder of that share.

37.11               Any dividend or other moneys payable in respect of a share may be paid:

(a)                           in cash; or

(b)                          by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c)                           by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(d)                          by any other method approved by the Board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment including (without limitation) in respect of an uncertificated share by means of the relevant system (subject to the facilities and requirements of the relevant system).

37.12               If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)                           pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)                          for the purposes of Article 37.11, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

37.13               A cheque or warrant may be sent by post to:

(a)                           where a share is held by a sole holder, the registered address of the holder of the share; or

(b)                          if two or more persons are the holders, to the registered address of the person who is first named in the register; or

(c)                           if a person is entitled by transmission to the share, as if it were a notice to be given under Article 41.1; or

(d)                          in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

37.14               Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer or, in respect of an uncertificated share, the making of payment in accordance with the facilities and requirements of the relevant system (which, if the relevant system is CREST, shall be the creation of an assured payment obligation in respect of the dividend or other moneys payable in favour of the settlement bank of the member or other person concerned) shall be a good discharge to the Company.  Every cheque or warrant sent in accordance with these Articles shall be at the risk of the holder or person entitled.  The Company shall have no responsibility for any sums lost or delayed in the course of payment by any other method used by the Company in accordance with Article 37.11.

37.15               No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

37.16               Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company.  The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account.  Such payment shall not constitute the Company a trustee in respect of it.  The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered to, or left uncashed by, that member on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member’s new address.  The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

38.                           CAPITALISATION OF PROFITS AND RESERVES

38.1                     The Board may with the authority of an ordinary resolution of the Company:

(a)                           subject as hereinafter provided, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including the Company’s share premium account and capital redemption reserve, if any;

(b)                          appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares, debentures or other obligations of the Company of a nominal amount equal to that sum, and allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other; but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to members credited as fully paid;

(c)                           make such provision by authorising the sale and transfer to any person of fractions to which any members would become entitled or may issue fractional certificates or may resolve that the distribution be made as nearly as practicable in the correct proportion but not exactly so or may ignore fractions altogether or resolve that cash payments be made to any members in order to adjust the rights of all parties or otherwise as (in each case) the Board determines where shares or debentures become, or would otherwise become, distributable under this Article in fractions;

(d)                          authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for either:

(i)                        the allotment to such members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled upon such capitalisation; or

(ii)                     the payment up by the Company on behalf of such members (by the application thereto of their respective proportions of the profits resolved to be capitalised) of the amounts, or any part of the amounts, remaining unpaid on their existing shares;

and any agreement made under such authority shall be binding on all such members; and

(e)                           generally do all acts and things required to give effect to such resolution as aforesaid.

39.                           RECORD DATES

39.1                     Notwithstanding any other provision of these Articles, the Company or the Board may:

(a)                           fix any date as the record date for any dividend, distribution, allotment or issue, and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)                          for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article 39.1(b) shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)                           for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under the Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the Board, which day may not be more than 21 days before the day that notices of the meeting are sent.

40.                           ACCOUNTS

40.1                     No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the Board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

40.2                     Subject to the Companies Acts, a copy of the Company’s annual accounts, together with a copy of the Directors’ report for that financial year and the auditors’ report on those accounts shall, at least 30 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Acts, (and in any event no later than six months following the end of the Company’s relevant financial year) be sent to every member and to every holder of the Company’s debentures of whose address the Company is aware, and to every other person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders.

40.3                     Subject to the Companies Acts, the requirements of Article 40.1 shall be deemed satisfied in relation to any person by sending to the person instead of such copies, a summary financial statement derived from the Company’s annual accounts and the directors’ report, which shall be in the form and containing the information prescribed by the Companies Acts and any regulations made under the Companies Acts.

41.                           NOTICES

41.1                     Any notice to be sent to or by any person pursuant to these Articles shall be in writing.  Any such notice may be sent using electronic communications to such address (if any) as may for the time being be notified for that purpose to the person giving the notice by or on behalf of the person to whom the notice is sent.

(a)                           The Company may send any notice or other document to a member by whichever of the following methods it may in its absolute discretion determine:

(i)        personally; or

(ii)       by sending the notice or other document by post in a prepaid envelope addressed to the member at his registered address; or

(iii)      by leaving the notice or other document at that address; or

(iv)      by faxing the notice or other document to such fax number (if any) as may for the time being be notified to the Company by or on behalf of the member for that purpose; or

(v)       by sending the notice or other document using electronic communications to such address (if any) as may for the time being be notified to the Company by or on behalf of the member for that purpose.

(b)                          Subject to the Companies Acts, the Company may also send any notice or other document pursuant to these Articles to a member by publishing that notice or other document on a website where:

(i)        the Company and the member have agreed to him having access to the notice or document on a website (instead of it being sent to him);

(ii)       the notice or document is one to which that agreement applies;

(iii)      the member is notified, in a manner for the time being agreed between him and the Company for the purpose, of:

(A)                the publication of the notice or document on a website;

(B)                  the address of that website; and

(C)                  the place on that website where the notice or document may be accessed, and how it may be accessed; and

(iv)      the notice or document continues to be published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice or document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid.

In this Article 41.1(b):

“publication period”	means:

(i)                              in the case of a notice of an adjourned meeting pursuant to Article 16.6, a period of not less than seven clear days before the date of the adjourned meeting, beginning on the day following that on which the notification referred to in sub paragraph (iii) above is sent or (if later) is deemed sent;

(ii)                           in the case of a notice of a poll pursuant to Article 16.4, a period of not less than seven clear days before the taking of the poll, beginning on the day following that on which the notification referred to in sub paragraph (iii) above is sent or (if later) is deemed sent; and

(iii) in any other case, a period of not less than 21 days, beginning on the day following that on which the notification referred to in sub paragraph (iii) above is sent or (if later) is deemed sent.

(a)                                       In the case of joint holders of a share, all notices or other documents shall be sent to the joint holder whose name stands first in the register in respect of the joint holding and any notice or other document so sent shall be deemed for all purposes sufficient service on or sending to all the joint holders.

(b)                                      A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which a notice or other document may be sent to him by instrument or an address to which a notice or other document may be sent using electronic communications shall (provided that, in the case of electronic communications, the Company so agrees) be entitled to have notices or other documents sent to him at that address but otherwise:

(i)                        no such member shall be entitled to receive any notice or other document from the Company; and

(ii)                     without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

41.2                    (a)                            A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

(b)                          The Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic communications for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

(c)                           In this Article and in Articles 41.3, 41.4 and 41.5 references to a notice include without limitation references to any notification in relation to the publication of any notices or other documents on a website.

41.3                     A notice or other document may be sent by the Company to the persons entitled by transmission to a share, whether in consequence of the death or bankruptcy of a member or otherwise by sending it, in any manner authorised by these Articles for the sending of a notice or other document to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, (if any), in the United Kingdom as may be supplied for that purpose by or on behalf of the persons claiming to be so entitled.  Until such an address has been supplied, a notice or other document may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

41.4                     Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been duly sent to a person from whom he derives his title, provided that no person who becomes entitled by transmission to a share shall be bound by any direction notice issued under Article 17.7 to a person from whom he derives his title.

41.5                    (a)                            Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was sent.  Proof that a notice or other document contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators current at the date of adoption of these Articles, or, if the Board so resolves, any subsequent guidance so issued, shall be conclusive evidence that the notice or document was sent.  A notice or other document sent by the Company to a member by post shall be deemed to be sent:

(i)        if sent by first class post from an address in the United Kingdom or another country to another address in the United Kingdom or, as the case may be, that other country, three (3) days following that on which the envelope containing it was posted;

(ii)       if sent by airmail or courier from an address in the United Kingdom to an address outside the United Kingdom, seven (7) days following that on which the envelope containing it was posted.

(iii)      in any other case, on the third day following that on which the envelope containing it was posted.

(b)                          A notice or other document sent by the Company to a member contained in an electronic communication shall be deemed to be sent to the member on the day following that on which the electronic communication was sent to the member.  Such a notice or other document shall be deemed sent to the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant notice or other document for any reason and notwithstanding that the Company subsequently sends a copy of such notice or other document by post to the member.

(c)                           A notice sent by facsimile transmission shall be deemed given at the time the notice is sent.  A notice is deemed to be sent even if the sender of the facsimile transmission is unable to confirm that the facsimile has been successfully transmitted.

41.6                     If at any time the Company is unable effectively to convene a general meeting by notices sent through the post as a result of the suspension or curtailment of postal services, affecting a country in which a member has his address for service (an “Affected Country”), notice of general meeting may be sufficiently given by advertisement.  Any notice given by advertisement for the purpose of this Article shall be advertised on the same date in at least one newspaper having a national circulation in the Affected Country.  Such notice shall be deemed to have been sent to all persons who are entitled to have notice of meetings sent to them at noon on the day when the advertisement appears.  In any such case the Company shall send confirmatory copies of the notice by post if at least seven days before the meeting the posting of notices to addresses in the Affected Country again becomes practicable.

42.                           DESTRUCTION OF DOCUMENTS

42.1                     The Company shall be entitled to destroy:

(a)                           all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)                          all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

(c)                           all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d)                          all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)                           all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)                             all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

42.2                     It shall conclusively be presumed in favour of the Company that:

(a)                           every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 42.1 was duly and properly made;

(b)                          every instrument of transfer destroyed in accordance with Article 42.1 was a valid and effective instrument duly and properly registered;

(c)                           every share certificate destroyed in accordance with Article 42.1 was a valid and effective certificate duly and properly cancelled; and

(d)                          every other document destroyed in accordance with Article 42.1 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company, but:

(e)                           the provisions of this Article apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)                             nothing in this Article shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 42.1 or in any other circumstances which would not attach to the Company in the absence of this Article; and

(g)                          any reference in Article 42.2 and 43.1 to the destruction of any document includes a reference to its disposal in any manner.

43.                           WINDING UP

43.1                     If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members.  The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

43.2                     The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

44.                           UNTRACED SHAREHOLDERS

44.1                     The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(a)                           during the period of 12 years before the date of the publication of the advertisements referred to in Article 44.1(b) (or, if published on different dates, the first date) (the “relevant period”) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b)                          the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares;

(c)                           during the relevant period and the period of three months following the publication of the advertisements referred to in Article 44.1(b) (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person; and

44.2                     To give effect to any sale pursuant to Article 44.1, the Board may:

(a)                           where the shares are held in certificated form, authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or

(b)                          where the shares are held in uncertificated form, do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

44.3                     An instrument of transfer executed by that person in accordance with Article 44.2 shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 44.2(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares.  The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

44.4                     The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds.  The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount.  In relation to the debt, no trust is created and no interest is payable.  The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company’s business or invested in such a way as the Board from time to time thinks fit.

45.                           INDEMNITY

45.1                     Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a Director or officer or auditor of the company may otherwise be entitled, every Director or other officer or auditor of the Company shall be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution or discharge of his duties or the exercise of his powers or otherwise in relation thereto, including (but without limitation) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.  The Company shall use its best endeavours to procure directors and officers liability insurance in accordance with the decision of the Board, on recommendations of the Company’s management.

46.                           SCHEME OF ARRANGEMENT

46.1                     In this Article, references to the “Scheme” are to the scheme of arrangement between the Company and the holders of its Scheme Shares (as defined in the Scheme) under Section 425 of the Companies Act 1985 set out in the circular to the Company’s shareholders dated 22 October 2003 (in its original form or with or subject to any modification, addition or condition approved or imposed by the Court or in accordance with the terms of the Scheme) and terms defined in the Scheme shall have the same meanings in this Article.

46.2                     Notwithstanding any other provision of these Articles, if the Company issues any shares (other than to Grapeclose or its nominee(s)) after the adoption of this Article and prior to 6.00p.m. on the Business Day preceding the Order Date, such shares shall be allotted and issued subject to the terms of the Scheme and the holder or holders of such shares shall be bound by the Scheme accordingly.

46.3                     If after the Scheme becomes effective any shares in the Company are allotted or issued to any person or persons other than Grapeclose or its nominee(s) (a new member), such new shares shall be transferred immediately upon issue, free of all encumbrances to Grapeclose (or as it may direct) in consideration of and conditional on the payment to the new member of a sum per share equal to the amount in cash which such person would have received had such share been a Scheme Share and such person had been bound by the Scheme.

46.4                     To give effect to any such transfer required by this Article 46, the Company may appoint any person to execute a form or instruction of transfer on behalf of the new member in favour of Grapeclose (or as it may direct) and the Company may give a good receipt for the purchase price of the shares so transferred and may register Grapeclose or its nominee(s) as holder thereof and issue to it/them a certificate for the same.  The Company shall not be obliged to issue a certificate to the new member for any shares to which this Article 46 applies.  Pending the registration of Grapeclose and/or its nominee(s) as the holder of any share to be transferred pursuant to this Article 46, Grapeclose shall be empowered to appoint a person nominated by the directors to act as attorney on behalf of the new member in accordance with such directions as Grapeclose may give in relation to any dealings with or disposal of such share (or any interest therein), exercising any rights attached thereto or receiving any distribution or other benefit accruing or payable in respect thereof and the registered holder(s) of such share shall exercise all rights attaching thereto in accordance with the directions of Grapeclose but not otherwise.  Payment in respect of any shares transferred under this Article 46 will be made within 14 days of the date of transfer of such shares.

46.5                     In the event of any variation in the issued share capital of the Company, the directors of the Company may adjust the sum per share payable to a new member under this Article to reflect the terms of such variation of capital.

46.6                     If the Scheme shall not have become effective by the date referred to in clause 9 of the Scheme, this Article 46 shall be of no effect.